Exhibit 99.1

Contact:
David Erdman
Director, Investor Relations
866.861.3229

AMN HEALTHCARE ANNOUNCES SECOND-QUARTER 2016 RESULTS

Quarterly revenue a record high at $474 million; reports GAAP EPS of $0.53 and adjusted EPS of $0.61

SAN DIEGO – (August 4, 2016) – AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s leader and innovator in workforce solutions and staffing services, today announced its second-quarter 2016 financial results, which exceeded the Company’s guidance. Financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q2 2016	% Change Q2 2015	YTD June 30, 2016	% change YTD June 30, 2015
Revenue	$473.7	35%	$941.7	39%
Gross profit	$154.8	41%	$306.7	45%
Net income	$26.3	66%	$52.2	86%
Diluted EPS	$0.53	66%	$1.06	83%
Adjusted diluted EPS*	$0.61	61%	$1.20	74%
Adjusted EBITDA*	$59.3	50%	$117.9	62%

*	See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

Second-Quarter 2016 Highlights

•	Revenue grew 35% year-over-year driven by 19% organic growth and the remainder from acquisitions.

•	Solid demand and operating metrics continued throughout the quarter, with the strongest growth in the Nurse and Allied Solutions segment.

•	Net income of $26.3 million was 66% higher year-over-year and adjusted EBITDA margin was 12.5%, reflecting a 130 basis point increase year-over-year, driven by gross margin expansion.

•	Diluted EPS of $0.53 grew 66% and adjusted diluted EPS of $0.61 grew 61% year-over-year.

•	The acquisition of Peak Health Solutions, completed in June 2016, expands AMN’s service offerings into medical coding and consulting.

“The AMN Healthcare team delivered another record quarter of revenue and earnings due to a strong market environment and tremendous execution to address our client’s critical and evolving workforce needs. In addition to the strong demand for staffing and placement services, we continue to increase the penetration of our workforce solutions, in particular MSP, VMS and workforce optimization services,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “The desire to build strategic partnerships and rising level of sophistication within healthcare creates great opportunity for AMN to partner with our clients to deliver cost effective, quality patient care.”

Second-Quarter 2016 Results

Consolidated revenue was $474 million, an increase of 35% from the same quarter last year, driven by 19% organic growth; revenue increased 1% sequentially. Revenue for the Nurse and Allied Solutions segment was $293 million, an increase of 29% from the same quarter last year and down 2% sequentially. Locum Tenens Solutions revenue was $109 million, an increase of 12% from the same quarter last year and 6% sequentially. Other Workforce Solutions segment revenue was $72 million, an increase of 174% from the same quarter last year and 7% sequentially. The Other Workforce Solutions segment revenue grew 32% organically from the prior year with the remainder from recent acquisitions.

Gross margin was 32.7%, which is 130 basis points higher than the same quarter last year and 20 basis points higher sequentially. The year-over-year gross margin improvement continues to be primarily driven by growth in the higher-margin Other Workforce Solutions segment, along with a gross margin increase in the Locum Tenens Solution segment.

SG&A expenses were $100 million, or 21.0% of revenue, compared to $75 million, or 21.3% of revenue, in the same quarter last year and $98 million, or 20.9% of revenue, in the previous quarter. The 30 basis point decline in percentage of revenue year-over-year was driven by operating leverage.

Net income was $26 million, or $0.53 per diluted share. Excluding amortization of intangible assets and acquisition and integration costs, net of tax, adjusted net income per diluted share was $0.61. Adjusted EBITDA was $59 million, a year-over-year increase of 50%. Adjusted EBITDA margin was 12.5%, representing a 130 basis point increase year-over-year and flat sequentially.

At June 30, 2016, cash and cash equivalents totaled $21 million. Cash flow from operations was $20 million and capital expenditures were $6 million. The Company ended the quarter with total debt outstanding of $413 million, with a leverage ratio as calculated in accordance with our credit agreement of 1.9 to 1.

Third-Quarter 2016 Outlook

Metric	Guidance*
Consolidated revenue	$466 - $472 MM
Gross margin	32.5% - 33.0%
SG&A as percentage of revenue	21.5%
Adjusted EBITDA margin	11.5% - 12.0%

*	Note: Guidance percentage metrics are approximate. For a reconciliation of Adjusted EBITDA margin, see the table entitled “Reconciliation of Guidance Adjusted EBITDA Margin to Guidance Operating Margin” below.

The Company’s revenue guidance is based on the expectation of a continued strong demand environment, representing year-over-year growth of approximately 22%.

Conference Call on August 4, 2016

AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s leader and innovator in workforce solutions and staffing services, will host a conference call to discuss its second-quarter 2016 financial results on Thursday, August 4, 2016 at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1059 in the U.S. or (612) 234-9960 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. Alternatively, a telephonic replay of the call will be available starting at 7:30 p.m. Eastern Time on August 4, 2016, and can be accessed until 11:59 p.m. Eastern Time on August 18, 2016 by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 397211.

About AMN Healthcare

AMN Healthcare is the leader and innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. The Company provides unparalleled access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN delivers managed services programs, healthcare executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, medical coding and consulting, and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities and many other healthcare settings.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AHS.” For more information about AMN Healthcare, visit www.amnhealthcare.com, where the Company posts news releases, investor presentations, webcasts, SEC filings and other material information. The Company also utilizes email alerts and Really Simple Syndication (“RSS”) as routine channels to supplement distribution of this information. To register for email alerts and RSS, visit http://amnhealthcare.investorroom.com/emailalerts.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, (2) adjusted EBITDA margin and (3) adjusted diluted EPS. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS serve as industry-wide financial measures. The Company uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP measures and may be different from non-GAAP measures, or may be calculated differently than other similarly title-captioned non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled “Supplemental Financial and Operating Data” under the caption entitled “Reconciliation of Non-GAAP Items,” the table entitled “Reconciliation of Guidance Adjusted EBITDA Margin to Guidance Operating Margin,” and the footnotes thereto or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the outlook for 2016, the favorable demand environment, third-quarter 2016 revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company based these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.

Contact:

David Erdman

Director, Investor Relations

866.861.3229

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Revenue	$473,729	$350,144	$468,002	$941,731	$677,654
Cost of revenue	318,976	240,026	316,104	635,080	466,104

Gross profit	154,753	110,118	151,898	306,651	211,550

Gross margin	32.7%	31.4%	32.5%	32.6%	31.2%
Operating expenses:
Selling, general and administrative (SG&A)	99,541	74,727	97,823	197,364	146,279
SG&A as a % of revenue	21.0%	21.3%	20.9%	21.0%	21.6%
Depreciation and amortization	7,334	5,232	6,765	14,099	10,327

Total operating expenses	106,875	79,959	104,588	211,463	156,606

Income from operations	47,878	30,159	47,310	95,188	54,944
Operating margin (1)	10.2%	8.6%	10.2%	10.1%	8.1%
Interest expense, net, and other	2,800	1,977	3,249	6,049	3,784

Income before income taxes	45,078	28,182	44,061	89,139	51,160
Income tax expense	18,756	12,312	18,192	36,948	23,081

Net income	$26,322	$15,870	$25,869	$52,191	$28,079

Net income as a % of revenue	5.6%	4.5%	5.6%	5.6%	4.1%
Other comprehensive income (loss):
Foreign currency translation	86	(80)	39	125	(12)
Unrealized gain (loss) on cash flow hedge, net of income taxes	(111)	36	(463)	(574)	36

Other comprehensive income (loss)	(25)	(44)	(424)	(449)	24
Comprehensive income	$26,297	$15,826	$25,445	$51,742	$28,103

Net income per common share:
Basic	$0.55	$0.33	$0.54	$1.09	$0.59

Diluted	$0.53	$0.32	$0.53	$1.06	$0.58

Weighted average common shares outstanding:
Basic	48,034	47,573	47,894	47,964	47,361

Diluted	49,348	48,863	49,103	49,225	48,615

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015 (2)	2016	2016	2015 (2)
Revenue
Nurse and allied solutions	$292,663	$226,494	$297,724	$590,387	$443,486
Locum tenens solutions	109,129	97,388	102,738	211,867	184,080
Other workforce solutions	71,937	26,262	67,540	139,477	50,088

	$473,729	$350,144	$468,002	$941,731	$677,654

Reconciliation of Non-GAAP Items:
Segment operating income (3)
Nurse and allied solutions	$39,503	$31,159	$41,618	$81,121	$58,521
Locum tenens solutions	16,317	11,711	13,291	29,608	20,821
Other workforce solutions	17,858	7,513	17,586	35,444	15,323

	73,678	50,383	72,495	146,173	94,665
Unallocated corporate overhead	14,420	11,006	13,805	28,225	21,966

Adjusted EBITDA (4)	59,258	39,377	58,690	117,948	72,699
Adjusted EBITDA margin (5)	12.5%	11.2%	12.5%	12.5%	10.7%
Depreciation and amortization	7,334	5,232	6,765	14,099	10,327
Share-based compensation	2,710	2,153	3,381	6,091	4,530
Acquisition and integration costs	1,336	1,833	1,234	2,570	2,898

Income from operations	47,878	30,159	47,310	95,188	54,944
Interest expense, net, and other	2,800	1,977	3,249	6,049	3,784

Income before income taxes	45,078	28,182	44,061	89,139	51,160
Income tax expense	18,756	12,312	18,192	36,948	23,081

Net income	$26,322	$15,870	$25,869	$52,191	$28,079

GAAP diluted net income per share (EPS)	$0.53	$0.32	$0.53	$1.06	$0.58
Adjustments:
Amortization of intangible assets	0.09	0.06	0.09	0.18	0.12
Acquisition and integration costs	0.03	0.04	0.03	0.05	0.06
Tax effect of adjustments	(0.04)	(0.04)	(0.05)	(0.09)	(0.07)

Adjusted diluted EPS (6)	$0.61	$0.38	$0.60	$1.20	$0.69

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Gross Margin
Nurse and allied solutions	26.7%	27.2%	26.6%	26.7%	26.9%
Locum tenens solutions	31.3%	29.2%	31.0%	31.1%	29.3%
Other workforce solutions	58.9%	76.0%	60.3%	59.6%	76.3%
Operating Data:
Nurse and allied solutions
Average healthcare professionals on assignment (7)	8,337	7,227	8,474	8,406	7,225
Revenue per healthcare professional per day (8)	$386	$344	$386	$386	$339
Locum tenens solutions
Days filled (9)	61,068	59,844	58,166	119,234	114,104
Revenue per day filled (10)	$1,787	$1,627	$1,766	$1,777	$1,613

	As of June 30,		As of March 31,
	2016	2015	2016
Leverage ratio (11)	1.9	1.9	1.9

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,	March 31,	December 31,
	2016	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21,062	$23,106	$9,576
Accounts receivable, net	330,853	302,342	277,996
Accounts receivable, subcontractor	46,326	49,858	50,807
Prepaid and other current assets	44,332	37,656	37,249

Total current assets	442,573	412,962	375,628
Restricted cash and cash equivalents	28,490	27,176	27,352
Fixed assets, net	56,575	53,731	50,134
Other assets	54,759	52,993	47,569
Goodwill	342,827	307,161	204,779
Intangible assets, net	255,214	240,478	174,970

Total assets	$1,180,438	$1,094,501	$880,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$131,965	$109,121	$118,822
Accrued compensation and benefits	102,516	98,049	83,701
Current portion of revolving credit facility	40,000	40,000	30,000
Current portion of notes payable	11,250	11,250	7,500
Deferred revenue	6,145	8,436	5,620
Other current liabilities	9,728	23,998	5,374

Total current liabilities	301,604	290,854	251,017
Revolving credit facility	166,500	127,500	52,500
Notes payable, less unamortized fees	194,019	196,746	128,490
Deferred income taxes, net	30,921	22,514	22,431
Other long-term liabilities	84,495	83,076	78,134

Total liabilities	777,539	720,690	532,572
Commitments and contingencies
Stockholders’ equity	402,899	373,811	347,860

Total liabilities and stockholders’ equity	$1,180,438	$1,094,501	$880,432

AMN Healthcare Services, Inc.

Summary Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Net cash provided by operating activities	$20,053	$25,000	$35,227	$55,280	$33,687
Net cash used in investing activities	(58,451)	(9,516)	(174,703)	(233,154)	(94,866)
Net cash provided by (used in) financing activities	36,268	(12,563)	152,967	189,235	62,592
Effect of exchange rates on cash	86	(80)	39	125	(12)

Net increase (decrease) in cash and cash equivalents	(2,044)	2,841	13,530	11,486	1,401
Cash and cash equivalents at beginning of period	23,106	11,633	9,576	9,576	13,073

Cash and cash equivalents at end of period	$21,062	$14,474	$23,106	$21,062	$14,474

AMN Healthcare Services, Inc.

Additional Supplemental Non-GAAP Disclosures

Reconciliation of Guidance Adjusted EBITDA Margin to

Guidance Operating Margin

(unaudited)

	Three Months Ending
	September 30, 2016
	Low	High
Adjusted EBITDA margin	11.5%	12.0%
Deduct:
Share-based compensation	0.6%
Acquisition and integration costs	0.2%
EBITDA margin	10.7%	11.2%

Depreciation and amortization	1.7%

Operating margin	9.0%	9.5%

(1)	Operating margin represents income from operations divided by revenue.
(2)	Effective as of January 1, 2016, we modified our reportable segments. We previously utilized three reportable segments, which we identified as follows: (a) nurse and allied healthcare staffing, (b) locum tenens staffing, and (c) physician permanent placement services. In light of our acquisitions over the past several years as well as our transition to a healthcare workforce solutions company, our management renamed our three reportable segments and also placed several of our business lines that were in our nurse and allied healthcare staffing segment into a different segment to better reflect how the business is evaluated by our chief operating decision maker. As of January 1, 2016, we began to disclose the following three reportable segments: (a) nurse and allied solutions, (b) locum tenens solutions, and (c) other workforce solutions. The nurse and allied solutions segment includes our nurse, allied, and local staffing businesses. The locum tenens solutions segment includes our locum tenens staffing business. The other workforce solutions segment includes our healthcare interim leadership staffing and executive search services business, physician permanent placement services business, recruitment process outsourcing business, vendor management systems business, workforce optimization services business, medical coding and consulting business, and education business. Prior period data has been reclassified to conform to the new segment reporting structure.
(3)	Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation.
(4)	Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs and share-based compensation. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and is a measure used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(5)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(6)	Adjusted diluted EPS represents GAAP diluted EPS excluding the impact of 1) amortization of intangible assets, 2) acquisition and integration costs, and 3) tax effect of adjustments. Management included this non-GAAP measure to provide investors and prospective investors with an alternative method for assessing the Company’s operating results in a manner that is focused on its operating performance and to provide a more consistent basis for comparison between periods. However, investors and prospective investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted diluted EPS). Although management believes the items excluded from adjusted diluted EPS are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted diluted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP diluted EPS.
(7)	Average healthcare professionals on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(8)	Revenue per healthcare professional per day represents the revenue of the Company’s nurse and allied solutions segment divided by average healthcare professionals on assignment, divided by the number of days in the period presented.
(9)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours.
(10)	Revenue per day filled represents revenue of the Company’s locum tenens solutions segment divided by days filled for the period presented.
(11)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the subject period to the consolidated adjusted EBITDA (as calculated per the Company’s credit agreement) for the twelve month period ending at the end of the subject period.